UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020 (September 2, 2020)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2020, Infinity Energy Resources, Inc. (“Infinity” or the “Company”) acquired an option (the “Option”) from Core Energy, LLC (“Core”) to purchase the production and mineral rights to and a leasehold interest in certain oil and gas properties in the Central Kansas Uplift geological formation, covering over 11,000 contiguous acres (the “Properties”). The Option grants the Company the right to acquire 100% of the working and leasehold interests in the Properties upon payment to Core of $900,000 at any time prior to November 1, 2020. On September 2, 2020, the Company issued 500,000 shares of its common stock, par value $0.0001 per share, to Core in consideration for the Option. The shares issued as consideration for the Option were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act based in part on representations made by Core and such issuance did not involve any form of general solicitation or general advertising.

Upon its exercise of the Option, the Company will enter into a purchase sale agreement with Core for the purchase of 100% of the working and leasehold interests in the Properties, including various net revenue interests in the Properties’ underlying leases (with an approximate weighted average net revenue interest of 82.5%, based on acreage), production, equipment and seismic data files, maps, oil in tank and any related oil and gas documents of the Properties in Core’s possession. The Properties currently contain one horizontal producing well, one horizontal injection well, one saltwater disposal well and two vertical producing wells which produce from the Reagan Sand Zone at an approximate depth of 3,600 feet. Such purchase will include the existing production equipment, above ground and in-ground infrastructure and ownership of eleven square miles of existing three-dimensional seismic data on the acreage.

Infinity intends to complete the acquisition of the Properties prior to the Option’s expiration date of November 1, 2020, subject to obtaining adequate financing. Pursuant to the Option, Infinity has agreed to immediately conduct a capital raise of between approximately $2-10 million to fund its acquisition and development of the Properties.

The foregoing description of the Option is qualified in its entirety by reference to the full text of such Option, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”), and which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Option is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Option Term Sheet, dated September 2, 2020, by and between the Company and Core.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2020

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer